                                                                       Exhibit A

         EXHIBIT A IS HEREBY AMENDED TO ADD THE FOLLOWING SUMMARY OF TRANSACTIONS IN BIOGEN COMMON STOCK EFFECTED BY THE BIOTECH SUBSIDIARIES FROM MAY 24, 1994 TO AUGUST 2, 1994.

                                                                                                                   PERCENT
                    TYPE OF TRANSACTION, NUMBER, CLASS AND PRICE OF   BENEFICIALLY         TOTAL SHARES            OF OUTSTANDING
  DATE              SHARES                                            OWNED SHARES         OUTSTANDING             OWNED
  ----              -----------------------------------------------   ------------         ------------            --------------
  May 24, 1994      Purchase by Biotech                               2,240,000            34,430,000              6.51%
                    Target of 90,000 shares of                        shares of Common
                    Common Stock at an average price per share of     Stock
                    $30.00.

  June 20, 1994     Purchase by Biotech                               2,300,000            34,430,000              6.68%
                    Target of 60,000 shares of                        shares of Common
                    Common Stock at an average price per share of     Stock
                    $29.00.

  June 22, 1994     Purchase by Biotech                               2,460,000            34,430,000              7.15%
                    Target of 160,000 shares of                       shares of Common
                    Common Stock at an average price per share of     Stock
                    $27.92.

  June 30, 1994     Purchase by Biotech                               2,530,000            34,430,000              7.35%
                    Target of 70,000 shares of                        shares of Common
                    Common Stock at an average price per share of     Stock
                    $29.75.

  June 30, 1994     Purchase by Biotech                               2,540,000            34,430,000              7.38%
                    Target of 10,000 shares of                        shares of Common
                    Common Stock at an average price per share of     Stock
                    $28.50.

  July 6, 1994      Purchase by Biotech                               2,640,000            34,430,000              7.67%
                    Invest of 100,000 shares of                       shares of Common
                    Common Stock at an average price per share of     Stock
                    $29.00.

  July 7, 1994      Purchase by Biotech                               2,740,000            34,430,000              7.96%
                    Target of 100,000 shares of                       shares of Common
                    Common Stock at an average price per share of     Stock
                    $29.13.



                               Page 8 of 10 Pages

                                                                                                                   PERCENT
                    TYPE OF TRANSACTION, NUMBER, CLASS AND PRICE OF   BENEFICIALLY         TOTAL SHARES            OF OUTSTANDING
  DATE              SHARES                                            OWNED SHARES         OUTSTANDING             OWNED
  ----              -----------------------------------------------   ------------         ------------            --------------
  August 2, 1994    Purchase by Biotech                               2,840,000            34,430,000              8.25%
                    Target of 100,000 shares of                       shares of Common
                    Common Stock at an average price per share of     Stock
                    $41.66.



                               Page 9 of 10 Pages